THE QUIZNO'S CORPORATION LETTERHEAD


FOR RELEASE AT 6 A.M. MDT ON OCTOBER 8, 1996

                  THE QUIZNO'S CORPORATION REPORTS
             RECORD NUMBER OF FRANCHISES SOLD IN 3Q 1996

 DENVER, Colo. -- The QUIZNO'S Corporation (NASDAQ: QUIZ) today announced it more than tripled its previous record of 30 franchises sold during a single quarter by selling 92 franchises during the third quarter of 1996, which ended on September 30, 1996.

     "The extra resources we devoted to our national growth plans and the focused efforts of our Franchise Development division resulted in our strongest quarter in the number of franchises sold," said Richard E. Schaden, QUIZNO'S president and CFO. "QUIZNO'S devoted it's biggest push in franchise sales to date through a Summer Expansion Program and a new national franchise advertising campaign that included the Wall Street Journal and USA Today. Based on our sales results, the extra time and resources spent during the third quarter will be paid off in increased growth and additional royalty stream over the next nine months."

     In the third quarter of 1996, QUIZNO'S granted 92 franchises for fees totaling $550,750, which will be recognized as revenue by the company as the related units open for business. The increase in franchise sales was propelled in part by the company's Summer Expansion Program which offered qualified franchisees the opportunity to purchase additional franchises at a discounted franchise fee. In addition, in the third quarter, QUIZNO'S had a record 59 Area Directors working actively across tile country to sell QUIZNO'S franchises.

     QUIZNO'S, a quick-service, Italian-style deli which serves signature oven-baked Classic Subs, has been a popular Denver based chain for 15 years. The Company successfully completed an IPO in February 1994 and is using the proceeds to focus on national expansion.


 For more information, contact: Sue Hoover or Debbie Leider,
 The  QUIZNO'S  Corporation, Corporate Communications line,  303-706-
 9338










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